SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 27, 2017

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Form 8-K of Varian Medical Systems, Inc. (“Varian”), initially filed on January 30, 2017 (the “Initial Form 8-K”), is being filed to provide the unaudited pro forma consolidated financial information required by Item 9.01(b), which was not available at the time of the filing of the Initial Form 8-K. The other information in the Initial Form 8-K remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro forma financial information

At 12:01 a.m., Pacific Time, on January 28, 2017, Varian completed the separation of Varian’s imaging components business and effected the distribution of 100% of the outstanding common stock, par value $0.01 per share, of Varex Imaging Corporation to Varian’s stockholders of record as of the close of business on January 20, 2017 (the “Distribution”).

The unaudited pro forma consolidated financial information of Varian giving effect to the Distribution, and the related notes thereto, have been derived from Varian’s historical consolidated financial statements and are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description
99.1	Unaudited pro forma consolidated financial information of Varian Medical Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: February 2, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited pro forma consolidated financial information of Varian Medical Systems, Inc.